As filed with the Securities and Exchange Commission on March 27, 2009.

Registration No. 333-73318
______________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________
Proxim Wireless Corporation
(Exact name of registrant as specified in its charter)
_____________________
Delaware	04-2751645
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification Number)
_____________________

1561 Buckeye Drive, Milpitas, CA 95035 (Address of principal executive offices)(Zip code)
_____________________

1997 STOCK PLAN
(Full title of the plan)
_____________________

David L. Renauld
Vice President, Corporate Affairs and General Counsel
Proxim Wireless Corporation
881 North King Street, Suite 100
Northampton, MA  01060
(Name and address of agent for service)

(413) 584-1425
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

Deregistration of Unsold Securities

On November 14, 2001, Proxim Wireless Corporation, formerly known as Telaxis Communications Corporation (the “Company”), filed a registration statement on Form S-8 (File No. 333-73318) (the “Registration Statement”) to register a total of 28,125 shares (reflecting the reverse 1-for-100 split and the immediately following forward 25-for-1 split effected on July 9, 2003) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be issued pursuant to the Company’s 1997 Stock Plan.

The Company hereby removes from registration all such shares of Common Stock that remain unsold under the Registration Statement as of the time of filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California on March 27, 2009.

Proxim Wireless Corporation

By:	/s/ Pankaj S. Manglik
Pankaj S. Manglik, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Pankaj S. Manglik	Chief Executive Officer and Director	March 27, 2009
Pankaj S. Manglik	(principal executive officer)

/s/ Thomas S. Twerdahl	Interim Chief Financial Officer and	March 27, 2009
Thomas S. Twerdahl	Treasurer (principal financial and
accounting officer)

/s/ Alan B. Howe	Chairman of the Board of Directors	March 27, 2009
Alan B. Howe

/s/ John W. Gerdelman	Director	March 27, 2009
John W. Gerdelman

/s/ J. Michael Gullard	Director	March 27, 2009
J. Michael Gullard

/s/ Robert A. Wiedemer	Director	March 27, 2009
Robert A. Wiedemer